    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999


                                                      REGISTRATION NO. 333-63643
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 10

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              CLASSIC CABLE, INC.
             (Exact name of registrant as specified in its charter)
For a list of Co-Registrants, refer to the page immediately following this page.
                             ---------------------

           DELAWARE                             4841                            74-2750981
(State or other jurisdiction of     (Primary Standard Industrial              I.R.S. Employer
incorporation or organization)       Classification Code Number)          Identification Number)

                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               J. MERRITT BELISLE
                            CHIEF EXECUTIVE OFFICER
                              CLASSIC CABLE, INC.
                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
(Name, address including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies of all communications to:
             TIMOTHY E. YOUNG, ESQ.                               BRUCE A. CHEATHAM, ESQ.
         WINSTEAD SECHREST & MINICK P.C.                      WINSTEAD SECHREST & MINICK P.C.
          100 CONGRESS AVE., SUITE 800                          1201 ELM STREET, SUITE 5400
               AUSTIN, TEXAS 78701                                  DALLAS, TEXAS 75270
                  512/370-2804                                         214/745-5213

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                                             PRIMARY STANDARD
                                                                                INDUSTRIAL       IRS EMPLOYER
                                                                STATE OF      CLASSIFICATION    IDENTIFICATION
                            NAME                              ORGANIZATION     CODE NUMBER          NUMBER
                            ----                              ------------   ----------------   --------------
Classic Cable Holding, Inc..................................    Delaware           4841           74-2807609
Ponca Holdings, Inc.........................................    Delaware           4841           76-0337883
Classic Telephone, Inc......................................    Delaware           4841           75-2590205
Universal Cable Holdings, Inc...............................    Delaware           4841           75-2077867
Universal Cable Communications, Inc. .......................    Delaware           4841           84-0913858
Universal Cable of Beaver Oklahoma, Inc. ...................    Delaware           4841           75-2243788
Universal Cable Midwest, Inc. ..............................    Delaware           4841           75-2205815
WT Acquisition Corporation..................................    Delaware           4841           74-2644608
W.K. Communications, Inc....................................      Kansas           4841           48-1037491
Television Enterprises, Inc.................................       Texas           4841           74-1532349
Black Creek Communications, L.P.............................    Delaware           4841           74-2881867
Black Creek Management, L.L.C...............................    Delaware           4841           74-2881870
Buford Group, Inc...........................................       Texas           4841           75-1988843
Friendship Cable of Texas, Inc..............................       Texas           4841           75-2237583
Buford Television, Inc......................................       Texas           4841           75-1020533
Correctional Cable TV, Inc..................................       Texas           4841           75-2443515
CallCom 24, Inc.............................................       Texas           4841           75-2774129
Buford Television Inc. of Fort Smith........................    Arkansas           4841           71-0441918
Friendship Cable of Arkansas, Inc...........................       Texas           4841           71-0634055

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Eighth of the Registrant's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Article 11 of the Registrant's Certificate of Incorporation provides as follows: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by either (i) any applicable law in effect on the date of incorporation of the Corporation, or (ii) any law which becomes effective during the existence of the Corporation and which is applicable to it.

     Article 8 of the Registrant's By-Laws provides as follows: To the extent permitted by law, the Corporation shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding.

     The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article 11 of the Certificate of Incorporation of the Registrant and Article 8 of the By-Laws of the Registrant, as applicable.

     The foregoing discussion is qualified in its entirety by reference to the DGCL and the Registrant's Certificate of Incorporation and By-Laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          2.1            -- Securities Purchase Agreement among Classic Cable, Inc.
                            and Buford Group, Inc. dated as of May 11, 1999.
          3.1            -- Classic Cable, Inc. Certificate of Incorporation dated
                            April 29, 1995.
          3.2            -- Classic Cable, Inc. Bylaws.
          3.3            -- Classic Cable Holding, Inc. Certificate of Incorporation
                            dated December 1, 1996.
          3.4            -- Classic Cable Holding, Inc. Bylaws.
          3.5            -- Ponca Holdings, Inc. Certificate of Incorporation dated
                            May 3, 1991, as amended.
          3.6            -- Ponca Holdings, Inc. Bylaws.
          3.7            -- Classic Telephone, Inc. Certificate of Incorporation
                            dated November 22, 1994.
          3.8            -- Classic Telephone, Inc. Bylaws.
          3.9            -- Universal Cable Holdings, Inc. Certificate of
                            Incorporation dated October 17, 1985, as amended.
          3.10           -- Universal Cable Holdings, Inc. Bylaws.
          3.11           -- Universal Cable Communications Inc. Certificate of
                            Incorporation dated June 7, 1983, as amended.
          3.12           -- Universal Cable Communications Inc. Bylaws.
          3.13           -- Universal Cable of Beaver Oklahoma, Inc. Certificate of
                            Incorporation dated June 4, 1987, as amended.
          3.14           -- Universal Cable of Beaver Oklahoma, Inc. Bylaws.
          3.15           -- Universal Cable Midwest, Inc. Certificate of
                            Incorporation dated February 22, 1989, as amended.
          3.16           -- Universal Cable Midwest, Inc. Bylaws.
          3.17           -- WT Acquisition Corporation Articles of Incorporation
                            dated August 14, 1992, as amended.
          3.18           -- WT Acquisition Corporation Bylaws.
          3.19           -- W.K. Communications, Inc. Certificate of Incorporation
                            dated June 11, 1987, as amended.
          3.20           -- W.K. Communications, Inc. Bylaws.
          3.21           -- Television Enterprises, Inc. Certificate of Incorporation
                            dated August 12, 1965, as amended.
          3.22           -- Television Enterprises, Inc. Bylaws.
          3.23           -- Black Creek Communications, L.P. Certificate of Limited
                            Partnership dated May 19, 1998.
          3.24           -- Black Creek Communications, L.P. Limited Partnership
                            Agreement.
          3.25           -- Black Creek Management, L.L.C. Articles of Organization
                            dated May 19, 1998.
          3.26           -- Black Creek Management, L.L.C. Regulations.
          3.27           -- Buford Group, Inc. Certificate of Incorporation dated
                            July 24, 1984, as amended.
          3.28           -- Buford Group, Inc. Bylaws.
          3.29           -- Friendship Cable of Texas, Inc. Articles of Incorporation
                            dated July 12, 1988, as amended.
          3.30           -- Friendship Cable of Texas, Inc. Bylaws.
          3.31           -- Buford Television, Inc. Articles of Incorporation dated
                            June 1, 1959, as amended.
          3.32           -- Buford Television, Inc. Bylaws.
          3.33           -- CallCom 24, Inc. Articles of Incorporation dated June 9,
                            1998, as amended.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          3.34           -- CallCom 24, Inc. Bylaws.
          3.35           -- Correctional Cable TV, Inc. Articles of Incorporation
                            dated October 9, 1992.
          3.36           -- Correctional Cable TV, Inc. Bylaws.
          3.37           -- Friendship Cable of Arkansas, Inc. Articles of
                            Incorporation dated July 11, 1986, as amended.
          3.38           -- Friendship Cable of Arkansas, Inc. Bylaws.
          3.39           -- Buford Television, Inc. of Fort Smith Articles of
                            Incorporation dated September 7, 1972, as amended.
          3.40           -- Buford Television Inc. of Fort Smith Bylaws.
          4.1            -- Indenture for $125,000,000 9 7/8% Senior Subordinated
                            Notes due 2008, dated as of July 29, 1998 among Classic
                            Cable, Inc., as Issuer, and the Subsidiary Guarantors
                            listed on the Appendix thereto, and Chase Bank of Texas,
                            National Association, as Trustee.
          4.2            -- Form of Global 9 7/8 Senior Subordinated Note due 2008.
          4.3            -- Registration Rights Agreement dated as of July 29, 1998, by and among Classic Cable, Inc. and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, and Goldman, Sachs &
                            Co.
          4.4            -- First Supplemental Indenture, dated as of July 28, 1999, between Classic Cable, Inc., as Issuer, the Subsidiary
                            Guarantors named thereon, as Guarantors, and Chase Bank
                            of Texas, National Association, as Trustee.
          5.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding enforceability and issuance
                            of the securities, including consent.
          5.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding enforceability and issuance of the
                            securities, including consent.
         *5.1(c)         -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding the enforceability and issuance of the
                            securities, including consent.
          8.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.
          8.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
         *8.1(c)         -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding federal income tax matters, including
                            consent.
         10.1            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
         10.2            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
         10.3            -- Employment Agreement, dated as of July 28, 1999, by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
         10.4            -- Employment Agreement, dated as of July 28, 1999, by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
         10.5            -- Credit Agreement among Classic Cable, Inc. as Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.
         10.6            -- Amended and Restated Credit Agreement, dated July 28,
                            1999, among Classic Cable, Inc., as Borrower, the Lenders
                            Parties thereto, Goldman Sachs Credit Partners L.P., as
                            Lead Arranger and Syndication Agent, The Chase Manhattan
                            Bank, as Documentation Agent and Union Bank of
                            California, N.A., as Administrative Agent.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         10.7            -- Facilities Commitment Letter, dated June 24, 1999,
                            between Classic Cable, Inc. and Goldman Sachs Credit
                            Partners L.P.
         10.8            -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc., as assigned to Black Creek Communications, L.P., as
                            Purchaser pursuant to that certain Assignment of Asset
                            Purchase Agreement dated as of June 19, 1998 and as
                            amended by that certain Amendment No. 1 to Asset Purchase
                            Agreement dated July 15, 1998.
         10.9            -- Investment Agreement dated as of May 24, 1999 between
                            Brera Classic, LLC and Classic Communications, Inc.
         10.10           -- Management and Advisory Fee Agreement dated May 24, 1999.
         10.11           -- Stockholder Voting Agreements dated effective May 24,
                            1999, among Brera Classic, L.L.C. and Austin Ventures,
                            L.P., BT Capital Partners, Inc., The Texas Growth Fund,
                            BA SBIC Management, L.L.C., as the successor in interest
                            to NationsBanc Capital Corp., J. Merritt Belisle, Steven
                            E. Seach, and Bryan Noteboom.
         10.12           -- Stockholders' Agreement, dated as of July 28, 1999, by
                            and among Classic Communications, Inc., Brera Classic,
                            LLC and the additional parties named therein.
         10.13           -- Registration Rights Agreement, dated as of July 28, 1999, among Classic Communications, Inc., Brera Classic, LLC,
                            and the additional parties named therein.
         10.14           -- Purchase Agreement, dated July 21, 1999, by and among
                            Classic Cable, Inc. and Goldman, Sachs & Co., Donaldson,
                            Lufkin & Jenrette Securities Corporation and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
         10.15           -- Exchange and Registration Rights Agreement, dated July
                            28, 1999, by and between Classic Cable, Inc. and Goldman,
                            Sachs & Co., Donaldson, Lufkin & Jenrette Securities
                            Corporation and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated.
         10.16           -- Indenture for $150,000,000 9 3/8% Senior Subordinated
                            Notes due 2009, dated as of July 28, 1999 between Classic
                            Cable, Inc., as Issuer, the Guarantors listed on Schedule
                            1 thereto, and Chase Bank of Texas, National Association,
                            as Trustee.
         10.17           -- Form of Global 9 3/8% Senior Subordinated Note due 2009.
         12.1            -- Statement of Earnings to Fixed Charges.
         21.1            -- Subsidiaries of Classic Cable, Inc.
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Winstead Sechrest & Minick P.C. (included
                            within Exhibits 5.1 and 8.1 of this Registration
                            Statement).
         23.3            -- Consent of KPMG LLP.
         24.1            -- Powers of Attorney (included as part of signature page of this Registration Statement).
         25.1            -- Statement of Eligibility on Form T-1 of Chase Bank of
                            Texas, National Association, as Trustee, including
                            consent.
         27.1            -- Financial Data Schedule.
         99.1            -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
         99.2            -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.

     All other schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to this request.

     (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement.

     (d) The undersigned Registrants hereby undertake as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issues undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The Registrants undertake that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time was it declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            CLASSIC CABLE, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            CLASSIC CABLE HOLDING, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            PONCA HOLDINGS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            CLASSIC TELEPHONE, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            UNIVERSAL CABLE HOLDINGS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                        UNIVERSAL CABLE COMMUNICATIONS, INC.

                                        By:       /s/ STEVEN E. SEACH
                                           -------------------------------------
                                                      Steven E. Seach
                                                       President and
                                                  Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            UNIVERSAL CABLE
                                            OF BEAVER OKLAHOMA, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            UNIVERSAL CABLE MIDWEST, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            WT ACQUISITION CORPORATION

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            W.K. COMMUNICATIONS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                          *                            Chief Executive Officer and     August 31, 1999
-----------------------------------------------------    Director (Principal
                 J. Merritt Belisle                      Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial   August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            TELEVISION ENTERPRISES, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                          BLACK CREEK COMMUNICATIONS, L.P.
                                          BY: BLACK CREEK MANAGEMENT, L.L.C.
                                          Its General Partner

                                          By:      /s/ STEVEN E. SEACH
                                            ------------------------------------
                                                      Steven E. Seach,
                                               President and Chief Financial
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            BLACK CREEK MANAGEMENT, L.L.C.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)


     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            BUFORD GROUP, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            FRIENDSHIP CABLE OF TEXAS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            BUFORD TELEVISION, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            CALLCOM 24, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            CORRECTIONAL CABLE TV, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                            FRIENDSHIP CABLE OF ARKANSAS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach,
                                                President and Chief Financial
                                                            Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 31ST DAY OF AUGUST, 1999.


                                          BUFORD TELEVISION INC. OF FORT SMITH

                                          By:      /s/ STEVEN E. SEACH
                                            ------------------------------------
                                                      Steven E. Seach,
                                               President and Chief Financial
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 10 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Accounting
                                                         Officer)

                                 EXHIBIT INDEX

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          2.1            -- Securities Purchase Agreement among Classic Cable, Inc.
                            and Buford Group, Inc. dated as of May 11, 1999.
          3.1            -- Classic Cable, Inc. Certificate of Incorporation dated
                            April 29, 1995.
          3.2            -- Classic Cable, Inc. Bylaws.
          3.3            -- Classic Cable Holding, Inc. Certificate of Incorporation
                            dated December 1, 1996.
          3.4            -- Classic Cable Holding, Inc. Bylaws.
          3.5            -- Ponca Holdings, Inc. Certificate of Incorporation dated
                            May 3, 1991, as amended.
          3.6            -- Ponca Holdings, Inc. Bylaws.
          3.7            -- Classic Telephone, Inc. Certificate of Incorporation
                            dated November 22, 1994.
          3.8            -- Classic Telephone, Inc. Bylaws.
          3.9            -- Universal Cable Holdings, Inc. Certificate of
                            Incorporation dated October 17, 1985, as amended.
          3.10           -- Universal Cable Holdings, Inc. Bylaws.
          3.11           -- Universal Cable Communications Inc. Certificate of
                            Incorporation dated June 7, 1983, as amended.
          3.12           -- Universal Cable Communications Inc. Bylaws.
          3.13           -- Universal Cable of Beaver Oklahoma, Inc. Certificate of
                            Incorporation dated June 4, 1987, as amended.
          3.14           -- Universal Cable of Beaver Oklahoma, Inc. Bylaws.
          3.15           -- Universal Cable Midwest, Inc. Certificate of
                            Incorporation dated February 22, 1989, as amended.
          3.16           -- Universal Cable Midwest, Inc. Bylaws.
          3.17           -- WT Acquisition Corporation Articles of Incorporation
                            dated August 14, 1992, as amended.
          3.18           -- WT Acquisition Corporation Bylaws.
          3.19           -- W.K. Communications, Inc. Certificate of Incorporation
                            dated June 11, 1987, as amended.
          3.20           -- W.K. Communications, Inc. Bylaws.
          3.21           -- Television Enterprises, Inc. Certificate of Incorporation
                            dated August 12, 1965, as amended.
          3.22           -- Television Enterprises, Inc. Bylaws.
          3.23           -- Black Creek Communications, L.P. Certificate of Limited
                            Partnership dated May 19, 1998.
          3.24           -- Black Creek Communications, L.P. Limited Partnership
                            Agreement.
          3.25           -- Black Creek Management, L.L.C. Articles of Organization
                            dated May 19, 1998.
          3.26           -- Black Creek Management, L.L.C. Regulations.
          3.27           -- Buford Group, Inc. Certificate of Incorporation dated
                            July 24, 1984, as amended.
          3.28           -- Buford Group, Inc. Bylaws.
          3.29           -- Friendship Cable of Texas, Inc. Articles of Incorporation
                            dated July 12, 1988, as amended.
          3.30           -- Friendship Cable of Texas, Inc. Bylaws.
          3.31           -- Buford Television, Inc. Articles of Incorporation dated
                            June 1, 1959, as amended.
          3.32           -- Buford Television, Inc. Bylaws.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          3.33           -- CallCom 24, Inc. Articles of Incorporation dated June 9,
                            1998, as amended.
          3.34           -- CallCom 24, Inc. Bylaws.
          3.35           -- Correctional Cable TV, Inc. Articles of Incorporation
                            dated October 9, 1992, as amended.
          3.36           -- Correctional Cable TV, Inc. Bylaws.
          3.37           -- Friendship Cable of Arkansas, Inc. Articles of
                            Incorporation dated July 11, 1986, as amended.
          3.38           -- Friendship Cable of Arkansas, Inc. Bylaws.
          3.39           -- Buford Television, Inc. of Fort Smith Articles of
                            Incorporation dated September 7, 1972, as amended.
          3.40           -- Buford Television Inc. of Fort Smith Bylaws.
          4.1            -- Indenture for $125,000,000 9 7/8% Senior Subordinated
                            Notes due 2008, dated as of July 29, 1998 among Classic
                            Cable, Inc., as Issuer, and the Subsidiary Guarantors
                            listed on the Appendix thereto, and Chase Bank of Texas,
                            National Association, as Trustee.
          4.2            -- Form of Global 9 7/8 Senior Subordinated Note due 2008.
          4.3            -- Registration Rights Agreement dated as of July 29, 1998, by and among Classic Cable, Inc. and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, and Goldman, Sachs &
                            Co.
          4.4            -- First Supplemental Indenture, dated as of July 28, 1999, between Classic Cable, Inc., as Issuer, the Subsidiary
                            Guarantors named therein, as Guarantors, and Chase Bank
                            of Texas, National Association, as Trustee.
          5.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding enforceability and issuance
                            of the securities, including consent.
         *5.1(c)         -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding the enforceability and issuance of the
                            securities, including consent.
          5.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding enforceability and issuance of the
                            securities, including consent.
          8.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.
          8.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
         *8.1(c)         -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding federal income tax matters, including
                            consent.
         10.1            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
         10.2            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
         10.3            -- Employment Agreement, dated as of July 28, 1999, by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
         10.4            -- Employment Agreement, dated as of July 28, 1999, by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
         10.5            -- Credit Agreement among Classic Cable, Inc. as Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         10.6            -- Amended and Restated Credit Agreement, dated July 28,
                            1999, among Classic Cable, Inc., as Borrower, the Lenders
                            Parties thereto, Goldman Sachs Credit Partners L.P., as
                            Lead Arranger and Syndication Agent, The Chase Manhattan
                            Bank, as Documentation Agent and Union Bank of
                            California, N.A., as Administrative Agent.
         10.7            -- Facilities Commitment Letter, dated June 24, 1999,
                            between Classic Cable, Inc. and Goldman Sachs Credit
                            Partners L.P.
         10.8            -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc., as assigned to Black Creek Communications, L.P., as
                            Purchaser pursuant to that certain Assignment of Asset
                            Purchase Agreement dated as of June 19, 1998 and as
                            amended by that certain Amendment No. 1 to Asset Purchase
                            Agreement dated July 15, 1998.
         10.9            -- Investment Agreement dated as of May 24, 1999 between
                            Brera Classic, LLC and Classic Communications, Inc.
         10.10           -- Management and Advisory Fee Agreement dated May 24, 1999.
         10.11           -- Stockholder Voting Agreements dated effective May 24,
                            1999, among Brera Classic, L.L.C. and Austin Ventures,
                            L.P., BT Capital Partners, Inc., The Texas Growth Fund,
                            BA SBIC Management, L.L.C., as the successor in interest
                            to NationsBanc Capital Corp., J. Merritt Belisle, Steven
                            E. Seach, and Bryan Noteboom.
         10.12           -- Stockholders' Agreement, dated as of July 28, 1999, by
                            and among Classic Communications, Inc., Brera Classic,
                            LLC and the additional parties named therein.
         10.13           -- Registration Rights Agreement, dated as of July 28, 1999, among Classic Communications, Inc., Brera Classic, LLC,
                            and the additional parties named therein.
         10.14           -- Purchase Agreement, dated July 21, 1999, by and among
                            Classic Cable, Inc. and Goldman, Sachs & Co., Donaldson,
                            Lufkin & Jenrette Securities Corporation and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
         10.15           -- Exchange and Registration Rights Agreement, dated July
                            28, 1999, by and between Classic Cable, Inc. and Goldman,
                            Sachs & Co., Donaldson, Lufkin & Jenrette Securities
                            Corporation and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated.
         10.16           -- Indenture for $150,000,000 9 3/8% Senior Subordinated
                            Notes due 2009, dated as of July 28, 1999 between Classic
                            Cable, Inc., as Issuer, the Guarantors listed on Schedule
                            1 thereto, and Chase Bank of Texas, National Association,
                            as Trustee.
         10.17           -- Form of Global 9 3/8% Senior Subordinated Note due 2009.
         12.1            -- Statement of Earnings to Fixed Charges.
         21.1            -- Subsidiaries of Classic Cable, Inc.
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Winstead Sechrest & Minick P.C. (included
                            within Exhibits 5.1 and 8.1 of this Registration
                            Statement).
         23.3            -- Consent of KPMG LLP.
         24.1            -- Powers of Attorney (included as part of signature page of this Registration Statement).
         25.1            -- Statement of Eligibility on Form T-1 of Chase Bank of
                            Texas, National Association, as Trustee, including
                            consent.
         27.1            -- Financial Data Schedule.
         99.1            -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
         99.2            -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.